Exhibit 99.2

Clearwater Paper Corporation
601 W. Riverside Avenue
Suite 1100
Spokane, Washington 99201

News Release

Contact:	(News media)	(CFO)	(Investors)
	Matt Van Vleet	John Hertz	Sean Butson (IR Sense)
	509.344.5912	509.344.5905	509.344.5906

UP AND RUNNING: CLEARWATER PAPER ADDS NEW TAD PAPER-MAKING

CAPABILITIES IN SHELBY, N.C., UPGRADES IN LAS VEGAS

SPOKANE, Wash. – December 18, 2012–Clearwater Paper Corporation (NYSE:CLW) today announced the completion of the next phase of the company’s newest facility at Shelby, N.C., culminating in the start-up of the company’s new through-air-dried (TAD) paper machine. The machine produced its first saleable ton and converted product on December 13.

“Construction of all phases to date of the nearly one million square-foot facility came in on-time and on-budget,” said Gordon Jones, chairman and CEO. “The dedication and support of Clearwater Paper’s 200 Shelby employees have already made this facility a huge success.”

Upgrades to a second Clearwater Paper TAD paper machine, located at the company’s facility in North Las Vegas, have also been completed. The enhancements enable the facility to produce TAD ultra-bathroom tissue and household towels.

New production and distribution capability at Shelby is expected to increase the company’s ultra and premium offerings to existing southern and East Coast customers. Collectively, the two TAD machines will create new opportunities to expand the company’s private label consumer tissue business around a national manufacturing footprint—supplying these key products to customers across the United States.

“The completion of the flagship facility in Shelby fulfills one of Clearwater Paper’s primary business strategies — to focus on growing the consumer products segment of the company,” said Linda Massman, president and COO. “Combined with the recent upgrade at our North Las Vegas facility, these two important projects have helped Clearwater Paper achieve our goal of a coast-to-coast manufacturing footprint focused on best serving our private label customers.”

The Shelby project, announced in June 2010, involved significant coordination with local and state agencies.

“The ongoing support from the people of Cleveland County and our new, exceptionally talented employee team has made this world-class facility come true for all of us,” said Vince Reese, Shelby plant manager.

“We clearly owe a big thanks to the hundreds of contractors who have worked methodically night and day for two years to build one of the finest tissue manufacturing complexes in the world,” said Brian Hoaglund, expansion project leader. “We worked seamlessly with government agencies from Shelby, Cleveland County and the state of North Carolina throughout the process.”

Clearwater Paper’s Las Vegas TAD machine was completed in 2004 to fill an important void in the private label tissue marketplace, which lacked a leading national brand equivalent (NBE) ultra-premium quality paper towel product. Since the machine became operational, Clearwater Paper has been a leading supplier of TAD paper towels to regional and national private label retailers throughout the United States.

“The Las Vegas upgrade was a success for many reasons including excellent project management,” said Bill Copenspire, vice president consumer products manufacturing. “We completed significant pre-installation work before the scheduled outage and had very good communication between Clearwater Paper and an army of vendors.”

“Clearwater Paper can add NBE TAD bath tissue to our product lineup at a time when the ultra-quality tier is the highest growth segment in bath tissue,” said Bruce Woodlief, director of marketing. “The addition of TAD bath provides retail customers with a significant quality improvement over their existing conventional ultra-bath product.”

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, machine glazed tissue, bleached paperboard and pulp at 15 manufacturing locations in the U.S. and Canada. The company is a premier supplier of private label tissue to major retailers and wholesale distributors. This includes grocery, drug, mass merchants and discount stores. The company also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper’s employees build shareholder value by developing strong customer relationships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the enhancement of product offerings, expansion of business and customer opportunities regionally and nationally, increased production and distribution capabilities, enhanced of customer relationships, the benefits of TAD technology, the completion of the TAD paper machine and the expected timing of initiation of overall operations of

Clearwater Paper’s Shelby paper machine operations. Statements contained in this press release that refer to non-historical facts reflect Clearwater Paper’s goals and expectations and are not predictions of actual performance or results. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, mechanical or other difficulties affecting the operation of the TAD paper machine or the converting operations at the Shelby or Las Vegas facilities, market acceptance of the TAD products offered by the company, customers’ product preferences, changes in the United States and international economies, changes in raw material and energy costs, cyclical industry conditions, competitive pricing pressure for the company’s products, changes in freight costs and disruptions in transportation services, unanticipated manufacturing disruptions, changes in general and industry-specific laws and regulations, unforeseen environmental liabilities or expenditures, labor disruptions, and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.